Exhibit 10.44

HANSEN MEDICAL, INC.

July 16, 2009

Dear Chris:

Hansen Medical, Inc. (the “Company”) is pleased to inform you that the guaranteed monthly bonus of $16,667 per month, originally provided to you through December 31, 2008 and previously extended through June 30, 2009, has been extended through December 31, 2009. The bonus will be paid in equal installments (less all applicable withholding and payroll taxes and deductions required by law) pursuant to the Company’s standard payroll schedule, subject to your continuous employment with the Company through each payment date. This guaranteed bonus is in lieu of a commission plan for fiscal year 2009.

Nothing in this letter alters in any way your at-will employment relationship with the Company and therefore, you and the Company continue to have the right to terminate your employment with the Company at any time and for any reason, with or without cause.

Very truly yours,

HANSEN MEDICAL, INC.

/s/ Christopher P. Lowe

/s/ Russell C. Hirsch, M.D., Ph.D.